     As filed with the Securities and Exchange Commission on May 14, 1999.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------

                            BRISTOL HOTELS & RESORTS
             (Exact name of registrant as specified in its charter)

         Delaware
 (State or other jurisdiction                           75-2754805
of incorporation or organization)           (I.R.S. Employee Identification No.)

                                14295 Midway Road
                              Addison, Texas 75001
          (Address, including zip code, of Principal Executive Offices)
                              --------------------

                BRISTOL HOTEL MANAGEMENT CORPORATION 401(k) PLAN
                            (Full title of the plan)
                              --------------------

                 LYNN MARIE LUCIER, VICE PRESIDENT AND SECRETARY
                            Bristol Hotels & Resorts
                                14295 Midway Road
                              Addison, Texas 75001
                                 (972) 391-3910
           (Name, address, and telephone number of agent for service)
                               -------------------

                                    COPY TO:
                               MARK A. KOPIDLANSKY
                         Munsch Hardt Kopf & Harr, P.C.
                               4000 Fountain Place
                                1445 Ross Avenue
                            Dallas, Texas 75202-2790
                            Telephone: (214) 855-7580

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                Proposed
                                            Proposed             maximum
 Title of Securities to   Amount to be       maximum        aggregate offering     Amount of
      be Registered       Registered(1)  offering price(2)       price(2)       registration fee(2)
------------------------  -------------  -----------------  ------------------  -------------------
Common stock, par value
    $0.01 per share          250,000        $7.69             $1,922,500              $535.00
===================================================================================================

(1) This Registration statement covers shares of Common Stock of Bristol Hotel & Resorts that may be offered or sold pursuant to the Bristol Hotel Management Corporation 401(k) Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no registration fee is required with respect to such interests in the Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 12, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        Incorporation of Documents by Reference.

         Bristol Hotels & Resorts, a Delaware corporation (the "Company"), hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 25, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed with the Commission on May 14, 1999.

         (c) The description of the Company's Common Stock set forth in the Corporation's Registration Statement on Form 10, pursuant to Section 12(b) of the Exchange Act, including all reports updating such description.

         All documents subsequently filed by the Company or the Bristol Hotel Management Corporation 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.        Description of Securities.

               Not applicable.

ITEM 5.        Interests of Named Experts and Counsel.

               Not applicable.

ITEM 6.        Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware:
(i) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives a director or officer who successfully defends an action the right to be so indemnified; and (iii) permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Article 34 of the Company's Amended and Restated Bylaws requires the Company to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify and advance expenses to its directors, officers, employees or agents to the fullest extent permitted by the DGCL. Article Ninth of the Company's Amended and Restated Certificate of Incorporation further provides that, to the fullest extent permitted by the DGCL or any other applicable law currently or thereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company, and any repeal or modification of such Article Ninth will not adversely affect any right or protection of a director of the Company in respect of any act or omission occurring in whole or in part prior to such repeal or modification.

         The Company has entered into individual agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify each of its directors and executive officers to the fullest extent provided by applicable law and the Bylaws of the Company as currently in effect.

         The Company has purchased insurance policies containing customary terms and conditions for the purpose of insuring its directors and officers against certain losses incurred by them as a result of claims based upon their actions or statements (including omissions to act or make statements) as directors and officers which may cover liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and therefore unenforceable.

ITEM 7.        Exemption from Registration Claimed.

               Not applicable.

ITEM 8.        Exhibits. (1)

     EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
     -----------                   -----------------------
4.1               The Company's Amended and Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.2 to the
                  Company's Registration Statement on Form 10 (SEC File No.
                  001-14047) (the "Form 10 Registration Statement")).

4.2 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Form 10 Registration
                  Statement).

4.3               Registration Rights Agreement among the Company, Bass America
                  Inc., Holiday Corporation and United/Harvey Holdings
                  (incorporated by reference to Exhibit 4.1 of the Company's
                  Form 10 Registration Statement).

     EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
     -----------                   -----------------------
4.4               Form of Stockholders' Agreement among the Company, Holiday
                  Corporation, Bass America Inc., Bass plc and United/Harvey
                  Holdings (incorporated by reference to Exhibit 4.1 of the
                  Company's Form 10 Registration Statement).

23.1              Consent of Arthur Andersen LLP, Independent Accountants.

24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

99.1 Bristol Hotel Management Corporation 401(k) Plan and amendments.

----------------
(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company hereby undertakes that it has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and it has made all changes as required by the IRS in order to qualify the Plan.

ITEM 9.        Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on May 14, 1999.


                                        BRISTOL HOTELS & RESORTS



                                        By: /s/  John D. Bailey
                                        ----------------------------------------
                                                 John D. Bailey
                                                 Vice President, Controller and
                                                 Chief Accounting Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Peter Kline and Jeffrey P. Mayer, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURES                                TITLE                             DATE
          ----------                                -----                             ----
/s/  J. Peter Kline             Chairman of the Board of Directors and Chief       May 14, 1999
---------------------------     Executive Officer
     J. Peter Kline


/s/  John A. Beckert            President and Chief Operating Officer; Director    May 14, 1999
---------------------------
     John A. Beckert


/s/  Jeffrey P. Mayer            Executive Vice President and Chief Financial      May 14, 1999
---------------------------      Officer
     Jeffrey P. Mayer


/s/  John D. Bailey              Vice President, Controller and Chief              May 14, 1999
---------------------------      Accounting Officer
     John D. Bailey

          SIGNATURES                                TITLE                             DATE
          ----------                                -----                             ----
/s/  David A. Dittman            Director                                          May 14, 1999
---------------------------
     David A. Dittman


/s/  Kurt C. Read                Director                                          May 14, 1999
---------------------------
     Kurt C. Read


/s/  Thomas R. Oliver            Director                                          May 14, 1999
---------------------------
     Thomas R. Oliver


/s/  Reginald K. Brack, Jr.      Director                                          May 14, 1999
---------------------------
     Reginald K. Brack, Jr.


/s/  Robert A. Whitman           Director                                          May 14, 1999
---------------------------
     Robert A. Whitman


/s/  James J. Pinto              Director                                          May 14, 1999
---------------------------
     James J. Pinto


         Pursuant to the requirements of the Securities Act of 1933, the representative for the Plan Administrator set forth below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on May 14, 1999.

                                Bristol Hotel Management Corporation 401(k) Plan



                                By:  /s/  Jeffrey P. Mayer
                                   ---------------------------------------------
                                   Representative for the Plan Administrator

                                INDEX TO EXHIBITS

     EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
     -----------                   -----------------------
4.1               The Company's Amended and Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.2 to the
                  Company's Registration Statement on Form 10 (SEC File No.
                  001-14047) (the "Form 10 Registration Statement")).

4.2 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Form 10 Registration
                  Statement).

4.3               Registration Rights Agreement among the Company, Bass America
                  Inc., Holiday Corporation and United/Harvey Holdings
                  (incorporated by reference to Exhibit 4.1 of the Company's
                  Form 10 Registration Statement).

4.4               Form of Stockholders' Agreement among the Company, Holiday
                  Corporation, Bass America Inc., Bass plc and United/Harvey
                  Holdings (incorporated by reference to Exhibit 4.1 of the Company's Form 10 Registration Statement).

23.1              Consent of Arthur Andersen LLP, Independent Accountants.

24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

99.1 Bristol Hotel Management Corporation 401(k) Plan and amendments.